EXHIBIT 38


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                               RULES CONSTITUTING
                         THE OXFORD GLYCOSYSTEMS LIMITED
                            1989 SHARE OPTION SCHEME

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                      [Version 4 as amended in August 1995]

                                Baker & McKenzie
                              100 New Bridge Street
                                 London EC4V 6JA

                               Tel: 0171 919 1000
                               Fax: 0171 919 1999

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                                      INDEX

CLAUSE                                                                      PAGE
------                                                                      ----

1. Definitions ............................................................    1

2. Invitation to Apply for Options ........................................    3

3. Applications for Options ...............................................    4

4. Grant of Options .......................................................    4

5. Limitations on Grants ..................................................    4

6. Exercise of Options ....................................................    5

7. Takeovers and Liquidations .............................................    8

8. Variation of Share Capital .............................................   10

9. Manner of Exercise of Options ..........................................   10

10. Administration and Amendment ..........................................   10

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                     RULES OF THE OXFORD GLYCOSYSTEMS GROUP
                               SHARE OPTION SCHEME

1.          Definitions

In these Rules, unless the subject or context otherwise requires:

1.1.        "acting in concert"         shall be defined in accordance with the
                                        City Code on Takeovers and Mergers;

1.2.        "Adoption Date"             means the date on which the Scheme is
                                        adopted by the Company at a general
                                        meeting of the Company;

1.3.        "Associated Company"        has the same meaning as in Section 416
                                        of the Income and Corporation Taxes Act
                                        1988;

1.4.        "Auditors"                  means the auditors for the time being of
                                        the Company (acting as experts and not
                                        as arbitrators);

1.5.        "Board"                     means the board of directors of the
                                        Company;

1.6.        "Company"                   means Oxford GlycoSystems Limited;

1.7.        "Control"                   has the same meaning as in Section 840
                                        of the Income and Corporation Taxes Act
                                        1988;

1.8.        "Date of Grant"             means (i) the date on which an Option
                                        is, was or is to be granted under the
                                        Scheme or


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                                        (ii) at the discretion of the Board,
                                        such earlier date when the individual to whom the grant is made first became an Eligible Person as defined in Clause 1.9 below;

1.9.        "Eligible Person"           means any employee or director of the
                                        Company or any Associated Company or any individual who provides consultancy services to the Company or any Associated Company;

1.10.       "OGSG"                      Oxford GlycoSystems Group PLC;

1.11.       "Option"                    means a right to subscribe for Shares
                                        granted (or to be granted) in accordance with these Rules and including (unless the context requires otherwise) a
                                        Replacement Option;

1.12.       "Replacement Option"        means a right to subscribe for Shares
                                        granted in accordance with these Rules
                                        over an equivalent number of Shares to
                                        those subject to an Option which has
                                        lapsed on the seventh anniversary of its Date of Grant pursuant to Rule 6.4.1;

1.13.       "Scheme"                    means an ordinary share option scheme
                                        constituted and governed by these Rules
                                        as from time to time amended;

1.14.       "Share"                     means an ordinary share in the capital
                                        of the Company;


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1.15.       "Subscription Price"        means the price at which each Share
                                        subject to an Option may be acquired on
                                        the exercise of that Option being the
                                        amount specified by the Board in its
                                        sole discretion;

1.16.       "Subsisting Option"         means an Option which has neither lapsed
                                        nor been exercised.

2.          Invitation to Apply for Options

At any time after the Adoption Date, the Board may in its absolute discretion select any number of individuals who shall be, or were at the intended Date of Grant, Eligible Persons and invite them to apply for the grant of Options to acquire Shares in the Company. Each invitation shall specify:

2.1. the date (being not later than 14 days after the issue of the invitation) by which an application must be made;

2.2. the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Board save that it shall not be so large that the grant of an Option over that number of Shares would cause the limit specified in Rule 5 to be exceeded;

2.3. the Subscription Price at which Shares may be acquired on the exercise of any Option granted in response to the application; and

2.4. in the case of Replacement Options, the time or times at which the Replacement Option is to become exercisable.

Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Board may determine.


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3.          Applications for Options

Not later than the date specified in the invitation each Eligible Person to whom an invitation has been issued in accordance with Rule 2 above may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

4.          Grant of Options

Not later than the twenty-first day following the issue of invitations the Board may grant to each applicant who is still an Eligible Person an Option over the number of Shares specified in his application provided that, where the granting of Options to meet all the applications received would result in the limit specified in Rule 5.1 being exceeded, the Board shall scale down the applications or select among the applicants as it sees fit to ensure that the aforesaid limit will not be exceeded.

As soon as possible after Options have been granted the Board shall issue a certificate of Option in respect of each Option in such form, not inconsistent with these Rules, as the board may determine. Each Option shall be granted under the Common Seal of the Company.

No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

5.          Limitations on Grants

5.1. No Option shall be granted pursuant to Rule 4 above if such grant would result in the aggregate of:

5.1.1. the number of Shares over which Subsisting Options have been granted under this Scheme;


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5.1.2.            the number of Shares which have been issued on the exercise of
                  Options granted under this Scheme;

            exceeding the greater of (i) 1,900,000 Shares or (ii) 10% of the Shares then in issue.

For the purposes of this Rule 5 Options shall include all Options granted under this Scheme and all options granted under any other scheme established by the Company or any Associated Company thereof.

6.          Exercise of Options

6.1. Subject to Rules 7 and 9 and Rule 6.2 below any Option which has not lapsed, other than a Replacement Option, may be exercised in whole or in part at any time following the earliest of the following events:

6.1.1. as to 20% of the Shares over which the Option was granted, the first anniversary of the Date of Grant;

6.1.2. as to a further 20% of the Shares over which the Option was granted, the second anniversary of the Date of Grant;

6.1.3. as to a further 20% of the Shares over which the Option was granted, the third anniversary of the Date of Grant;

6.1.4. as to a further 20% of the Shares over which the Option was granted, the fourth anniversary of the Date of Grant;

6.1.5. as to the final 20% of the Shares over which the Option was granted, the fifth anniversary of the Date of Grant,

            provided that no Option shall become exercisable in respect of a further percentage of Shares after (i) either the Option holder or the Company gives


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            notice to the other to terminate the Option holder's employment or directorship with the Company or any Associated Company or (ii) the Company passes a resolution for a voluntary winding-up.

6.2. Subject to Rules 7 and 9 below, the Board may stipulate when granting any Option (other than a Replacement Option) to an individual who provides consultancy services to the Company or any Associated Company that any Option which has not lapsed may be exercised in whole or in part at any time following the earliest of the following events:

6.2.1. as to one third of the Shares over which the Option was granted, the first anniversary of the Date of Grant;

6.2.2. as to a further third of the Shares over which the Option was granted, the second anniversary of the Date of Grant;

6.2.3. as to the remaining third of the Shares over which the Option was granted, the third anniversary of the Date of Grant,

            provided that no Option shall become exercisable in respect of a further percentage of Shares after (i) either the Option holder or the Company gives notice to the other to terminate the Option holder's consultancy service to the Company or any Associated Company or (ii) the Company passes a resolution for a voluntary winding-up.

6.3. Subject to Rules 7 and 9 below, any Replacement Option which has not lapsed may be exercised in whole or in part at any time or times specified by the Board pursuant to Rule 2.4 above.

6.4.        An Option shall lapse on the earliest of the following events:

6.4.1.            the seventh anniversary of the Date of Grant;


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6.4.2.            the Option holder's death;

6.4.3. six months after the date when the Option holder ceases to be a director, employee, or consultant of the Company or any Associated Company by reason of

         6.4.3.1. injury or disability evidenced to the satisfaction of the Board); or

         6.4.3.2. redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978; or

         6.4.3.3. retirement at contractual retirement age or early retirement by agreement with the Company or any Associated Company; or

         6.4.3.4. the transfer of the undertaking or part-undertaking in which the Option holder is employed, or to which the Option holder provides services, to a person other than the Company or any Associated Company

         6.4.3.5. the Company for which, or to which, the Option holder provides services ceasing to be an Associated Company of the Company and is no longer continuing as a director, employee or consultant (provided that the above-mentioned six month period shall be a period of twenty four months if, at the date in question, the shares of OGSG are not tradeable on any public stock exchange (including for this purpose the exchange known as NASDAQ);

6.4.4. the date when the Option holder ceases to be a director, employee or consultant of the Company or any Associated Company for any reason other than one of the reasons referred to in Rule 6.4.3 above and is


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                  no longer continuing as a director, employee or consultant of the Company or an Associated Company;

6.4.5. six months after the Option has become exercisable in accordance with Rules 7.1 or 7.2 or, in the case of Rule 7.3, the date when any person ceases to be bound or entitled as mentioned therein; and

6.4.6.            the Option holder being adjudicated bankrupt.

7.          Takeovers and Liquidations

7.1.        If any person:

7.1.1.            obtains Control of the Company; or

7.1.2.            obtains control of OGSG as a result of making:

7.1.2.1. a general offer to acquire the whole of the issued ordinary share capital of OGSG which is made on a condition such that if it is satisfied the person making the offer will have Control of OGSG; or

7.1.2.2. a general offer to acquire all the shares in OGSG which are of the same class as the shares;

            then any Subsisting Option may be exercised in full (regardless of the extent to which it had by then become exercisable under Rules
            6.1.1. to 6.1.5. or 6.2.1. to 6.2.3. above or, in the case of
            Replacement Options, under the terms relating to the time or times of exercise originally imposed by the Board pursuant to Rule 2.4 above) within six months of the time when the person making the offer has obtained Control of the Company or OGSG as the case may be and any condition subject to which the offer is made has been satisfied. Provided that in the event of Rule 7.3 applying in relation to the same change of Control, the right to exercise a Subsisting Option under this


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            Rule 7.1 shall terminate upon the person referred to in Rule 7.3 below ceasing to be bound or entitled as referred to in Rule 7.3.

7.2. If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

7.3. If any person becomes bound or entitled to acquire shares in the Company or OGSG under sections 428 to 430 of the Companies 1985, then any Subsisting Option may be exercised in full (regardless of the extent to which it had by then become exercisable under Rules
            6.1.1 to 6.1.5 or 6.2.1 to 6.2.3 above or, in the case of Replacement Options, under the terms relating to the time or times of exercise originally imposed by the Board pursuant to Rule 2.4 above) at any time when that person remains so bound or entitled.

7.4. For the purposes of this Rule 7, a person shall be deemed to have obtained Control of the Company or OGSG as the case may be if he and others acting in concert with him have together obtained Control of it, provided however that no change of Control shall be deemed to occur by reason of changes in the percentage of ownership of the shareholders as of the date immediately following completion of the transactions contemplated in the Investment Agreement dated 14 September 1988 between the Company, Advent Euroventures Limited Partnership and others, and provided further that no change of Control shall be deemed to occur by reason of the acceptance by shareholders of the offers made in a circular dated 19 November 1992 by OGSG to acquire all the Shares of each class in the capital of the Company in exchange for new Shares in OGSG.

7.5. The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9 below.


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8.          Variation of Share Capital

In the event of any capitalization or rights issue or any consolidation, sub-division or reduction of capital by the Company or OGSG, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that the aggregate amount payable on the exercise of an Option in full is not increased.

9.          Manner of Exercise of Options

9.1. No Option may be exercised at any time when the shares which may be thereby acquired are not Shares as defined in Rule 1.

9.2. An Option shall be exercised by the Option holder, or as the case may be his personal representatives, giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

9.3. Shares shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

10.         Administration and Amendment

10.1. The Scheme shall be administered by the Board whose decision on all disputes shall be final.

10.2. The Board shall be entitled at any time to appoint a committee to be known as the "Compensation Committee", and to consist of such persons as the Board shall in its sole discretion determine. The Compensation Committee will be entitled to exercise all powers given to the Board by these Rules, including but


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            not limited to the power to issue invitations to apply for the grant of Options pursuant to Rule 2, but excluding the power to amend these Rules pursuant to Rule 11.3 below. The procedure to be followed by the Compensation Committee in exercising such powers shall be determined by the Board, which will also be entitled to suspend or disband the Committee at any time.

10.3. Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

10.4. The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.


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                           OXFORD GLYCOSYSTEMS LIMITED
                            1989 SHARE OPTION SCHEME

                               INVITATION LFTTER

To:         [the employee]                                                  Date

1. You are hereby invited to apply for an option over up to Ordinary Shares of one penny each of Oxford Glycosystems Limited at a price of ________ per share, under the terms of the Scheme. This invitation may be accepted only by completing the enclosed Application Form and sending it to the company to be received by not
            later than [                    ].

To be inserted in respect of Replacement Options:

[2. Your option will be exercisable as follows: [insert time (or times) when the option will be exercisable and the extent to which it will be exercisable at those time(s)].]

Yours faithfully


OXFORD GLYCOSYSTEMS LIMITED


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                           OXFORD GLYCOSYSTEMS LIMITED
                            1989 SHARE OPTION SCHEME

                                APPLICATION FORM

To:         Oxford Glycosystems Limited ("the Company")

Date:

I have received a letter inviting me to apply for an option over not more than
[ ] Ordinary Shares of one penny each of the Company at a price of [           ]
per Share under the terms of the Share Option Scheme.

I hereby apply for the grant of an option to subscribe for [           ] Shares.
I note that, if my application for the grant of an option over the Shares is granted in part or in full, any option to subscribe for or purchase Shares will be upon and subject to all the terms, conditions and provisions of the Share Option Scheme. I hereby agree to be bound in contract with the Company to observe the Rules of the Share Option Scheme (a copy of which I have received) and any conditions notified to me by the Company.

Yours faithfully


[the Employee]


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OPTION CERTIFICATE NUMBER

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                          OXFORD GLYCOSYSTEMS LIMITED

                   (Registered in England under No. 2271935)

TOTAL NUMBER OF ORDINARY SHARES INCLUDED IN THIS OPTION

This is to certify that _________________ was granted an Option on the _____ day of _________ to subscribe for _______ shares of ________ each in Oxford Glycosystems Limited at a Subscription Price of _____ per share upon the terms of the Oxford Glycosystems Limited 1989 Share Option Scheme. The Option, which may not be assigned or transferred, may be exercised at the time and in the circumstances [permitted in the Scheme]. [In the case of Replacement Options: specified in your Invitation Letter.]

                                                   Signed on behalf of
                                                   Oxford Glycosystems Limited


Date __________________         ____________________   Director

Notes:

(1) This certificate must be surrendered on the exercise in whole or in part of the Option.

(2) The number of shares covered by this Option and/or the Subscription Price may be varied in accordance with the Rules of the Scheme.


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                           OXFORD GLYCOSYSTEMS LIMITED
                            1989 SHARE OPTION SCHEME
                          NOTICE OF EXERCISE OF OPTION

To:         Oxford Glycosystems Limited ("the Company")

Date:

I hereby exercise my option to subscribe for [                   ] Ordinary
Shares of one penny each in the Company at a price of [    ] per share.

I attach my original option certificate number [              ] for notation of
the number of Ordinary Shares over which I have exercised this Option.

I enclose my cheque for (Pound)         [being the number of shares referred to
above multiplied by the price per share].

I request you to allot to me the shares referred to above, subject to your Memorandum and Articles of Association and to the Rules of the Company's 1989 Share Option Scheme and to despatch a share certificate to me.


Yours faithfully

Notes:

(1) This notice will not be valid unless it is accompanied by the original option certificate, and a cheque for the total amount payable on exercise.


(2) The notice may refer to all or just some of the shares covered by the option certificate. If it refers to only some of the shares, the option certificate will be noted and returned to me.


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(3)   The times at which, and the conditions subject to which, an option may be exercised are [set out in the Rules of the Scheme]. [In the case of Replacement Options: set out in the Rules of the Scheme and in your Invitation Letter].


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